Exhibit 10.14(a)

FIRST AMENDMENT TO MASK PRODUCTION AND SUPPLY AGREEMENT

This First Amendment to Mask Production and Supply Agreement (this “Amendment”) is entered into as of December 30, 2005 by and between Hynix Semiconductor, Inc. (the “Supplier”) and MagnaChip Semiconductor Ltd. (the “Purchaser”) (each a “Party”, and collectively the “Parties”).

WHEREAS, the Parties are parties to that certain Mask Production and Supply Agreement dated as of October 6, 2004 (the “Agreement”), and wish to amend the Agreement as set forth below.

NOW, THEREFORE, the Parties agree as follows:

1.	Section 1.1 is hereby amended by adding the following thereto in the appropriate alphabetical position:

““C1 Building” shall have the meaning ascribed to such term in Section 4.2.”

2.	Section 4.1 is hereby amended and restated in its entirety as follows:

“The unit price of the Products (the “Unit Price”) supplied hereunder shall be determined on a /*****/ in accordance with the following formula:

For each process technology:

/*****/”

3.	Section 4.2 is hereby amended and restated in its entirety as follows:

“The Unit Price shall be exclusive of /*****/ The Unit Price shall be on an ex warehouse Supplier’s facilities located in the C1 Building and C2 Building located at Supplier’s manufacturing facility in Cheongju, Korea (respectively, the “C1 Building” and “C2 Building”).”

/*****/ = Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission.

4.	A new Section 4.3 is hereby added to Article 4 as follows:

“In the event that the Unit Price offered by the Supplier exceeds the price offered by other domestic suppliers, the Unit Price may be adjusted through negotiation between the Supplier and Purchaser.”

5.	Section 5.2 is hereby amended and restated in its entirety as follows:

“Subject to Section 5.1, unless otherwise designated by the Purchaser in writing, delivery will be ex warehouse Supplier’s facilities located in the C1 Building and C2 Building in Cheongju, Korea, and the Supplier shall deliver the Products to the Purchaser on or before the delivery date as provided in the relevant Purchase Order. Once the Products are delivered to Supplier’s facilities located in the C1 Building or C2 Building in Cheongju, Korea or any other place designated by Purchaser in writing, delivery shall be deemed completed and the title to, and the risk of loss of, the Products shall pass to the Purchaser. The Purchaser may request that the Products be delivered to a location designated by the Purchaser. If the Supplier agrees to deliver the Products to such location designated by the Purchaser, then the Purchaser shall bear all costs and expenses incurred in connection with handling, adequate insurance and transportation of the Products from the Supplier’s facilities located in the C1 Building and C2 Building in Cheongju, Korea, to the location designated by the Purchaser. In the event the Supplier fails to deliver the Products on or before the delivery date as provided in the relevant Purchase Order, or to the location designated by the Purchaser pursuant to this Section 5.2, the Supplier shall pay a delay charge of eight percent (8%) per annum of the total Unit Price of the non-delivered Products per day.”

6.	The clause “the Supplier’s facility located in C2 Building” in Article 6 is hereby replaced with the clause “the Supplier’s facilities located in C1 Building or C2 Building.”

7.	The clause “fifteenth day” in Section 7.1 is hereby replaced with the clause “last day.”

8.	Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

9.	Wherever necessary, all terms of the Agreement are hereby amended to be consistent with the terms of this Amendment. Except as set forth herein, the Agreement remains in full force and effect according to its terms.

10.	Articles 1, 3, 4, 5, 6 and 7 of this Amendment shall become effective from the 6th of October, 2004 and Article 2 of this Amendment shall become effective from the 1st of December, 2005.

11.	This Amendment shall be governed by, and shall be construed in accordance with, the laws of Korea.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Amendment as of the date first set forth above.

MagnaChip Semiconductor, Ltd.

By:
Name:	Youm Huh
Title:	President & Chief Executive Officer

Hynix Semiconductor, Inc.

By:
Name:
Title:

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